UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

QUINTANA ENERGY SERVICES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1415 Louisiana Street, Suite 2900

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND 2020 PROXY STATEMENT

Meeting to be Held:	To the Stockholders of Quintana Energy Services Inc.:
9:00 A.M., Central Daylight Time

The 2020 Annual Meeting of Stockholders (including any adjournment thereof, the “Annual Meeting”) of Quintana Energy Services Inc. (“QES” or the “Company”) will be held on Tuesday, May 12, 2020. The Annual Meeting will be a completely “virtual meeting.” You may attend the Annual Meeting online, including to vote and/or submit questions, at the following address: www.virtualshareholdermeeting.com/qes2020 and entering the company number and control number included on your Notice of Internet Availability, on the proxy card you received, or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at approximately 9:00 A.M., Central Daylight Time, with log-in beginning at 8:45 A.M., Central Daylight Time. If you were a QES stockholder as of the close of business on Friday, March 20, 2020, the record date for the Annual Meeting set by the Company’s Board of Directors (the “Board”), you are entitled to notice of and to vote at the Annual Meeting.

Tuesday, May 12, 2020

The Annual Meeting is being held for the following purposes:

(1)   To elect seven directors, each for a term to expire at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)   To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3)   To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

You may attend the Annual Meeting online, including to vote and/or submit questions, at the following address: www.virtualshareholder meeting.com/qes2020

These proposals are further described, and comprehensive information provided to enable a full and fair evaluation, in the accompanying Proxy Statement, which is being furnished to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting.

This Notice of Annual Meeting of Stockholders and 2020 Proxy Statement and form of proxy are being distributed and made available beginning on March 27, 2020.

Your vote is important. Regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or represented by proxy, in order to conduct the Annual Meeting.

On behalf of our Company and Board, thank you for your continued support of QES.

By Order of the Board of Directors,

Max L. Bouthillette

Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

March 27, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and the 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available on our website at www.quintanaenergyservices.com and www.proxyvote.com free of charge.

On or around March 27, 2020, we began mailing a Notice of Internet Availability of Proxy Materials to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote at the Annual Meeting. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials via the Internet at www.proxyvote.com. Upon request, we will deliver paper copies of the proxy materials by mail to those stockholders entitled to notice of and to vote at the Annual Meeting.

THE MEETING	1
About the Annual Meeting	1
PROPOSAL NO. 1—ELECTION OF DIRECTORS	6
BOARD OF DIRECTORS	7
EXECUTIVE OFFICERS	10
CORPORATE GOVERNANCE	11
Status as a Controlled Company	11
Director Independence	11
Code of Conduct & Ethics Manual	11
Corporate Governance Guidelines	12
Director Nominees and Board Membership Criteria	12
Communications with the Board	13
INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES	14
Overview	14
Meetings of the Board and its Committees	14
Board Leadership Structure	15
The Board’s Role in Risk Oversight	15
Committees of the Board	16
Compensation Committee Interlocks and Insider Participation	18
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	19
REPORT OF THE AUDIT COMMITTEE	21
EXECUTIVE COMPENSATION	22
Summary Compensation Table	22
Additional Narrative Disclosures	24
Incentive Compensation Programs	24
Equity Awards	24
Other Benefits	26
Employment Agreements	26
Indemnification Agreements	28
Compensation Committee Report	28
DIRECTOR COMPENSATION	29
SHARE OWNERSHIP INFORMATION	30
Section 16(a) Beneficial Ownership Reporting Compliance	30
Security Ownership of Certain Beneficial Owners and Management	30
TRANSACTIONS WITH RELATED PERSONS	33
Historical Related Persons Transactions	33
Procedures for Review, Approval and Ratification of Transactions with Related Persons	34
OTHER MATTERS	36
Stockholder Proposals	36
2019 Annual Report	37
Householding	37

THE MEETING

References to “QES,” the “Company,” “we,” “us” or “our” in this Proxy Statement are to Quintana Energy Services Inc., a Delaware corporation, except if the use of such terms relate to a time or period on or prior to February 13, 2018, the closing of our initial public offering, in which case we are referring to Quintana Energy Services, L.P., a Delaware limited partnership and our accounting predecessor. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we are an emerging growth company, we will not be required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

This Proxy Statement contains information related to the Quintana Energy Services Inc. 2020 Annual Meeting of Stockholders (the “Annual Meeting”). We are providing the foregoing Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy Card, together with the Company’s 2019 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (collectively the “Proxy Materials”), to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting.

On or around March 27, 2020, we began mailing a Notice of Internet Availability of Proxy Materials to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote at the Annual Meeting. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Materials via the Internet at www.proxyvote.com. Upon request, we will deliver paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote at the Annual Meeting.

We have also made the Proxy Materials available free of charge on our website at www.quintanaenergyservices.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary, or by emailing IR@quintanaenergyservices.com.

About the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Annual Meeting will be held on Tuesday, May 12, 2020 at 9:00 A.M., Central Daylight Time. To participate in the Annual Meeting and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/qes2020 and, in each case, enter the 16-digit control number included in your Notice of Internet Availability, on the Proxy Card you received, or in the instructions that accompanied your Proxy Materials. Online check-in will begin at 8:45 A.M., Central Daylight Time. Please allow time for online check-in procedures.

Our virtual stockholder meeting format uses technology designed to increase stockholder access, save the Company and our stockholders time and money, and provide our stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to on-line attendance, we provide stockholders with an opportunity to hear all portions of the official meeting as conducted by the Chairman of the Board and the Corporate Secretary, submit written questions and comments during the meeting, and vote on-line during the open poll portion of the meeting.

References in the Proxy Materials to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	Proposal 1: The election of seven directors, each for a term to expire at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

(2)	Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

We will also consider and take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

Only our stockholders as of close of business on Friday, March 20, 2020, the record date (the “Record Date”) established by the Board for purposes of the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting.

On the Record Date, the Company had 33,802,872 shares of common stock, par value $0.01 per share, entitled to vote at the Annual Meeting.

How many votes can I cast?

You are entitled to one vote for each share of common stock that you owned on the Record Date on each matter presented at the Annual Meeting. You do not have cumulative voting rights.

What is the difference between a “stockholder of record” and a “street name stockholder”?

Most stockholders hold their shares through a stockholder of record, such as a bank, broker or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares owned as a stockholder of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote online during the virtual Annual Meeting.

•

Street Name Stockholder. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered a “street name stockholder”, meaning you are the beneficial owner of shares held in “street name”, that your shares are held in the name of your broker, bank or other nominee and such person (or, Cede & Co., as the case may be) is considered the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and you are also invited to attend the Annual Meeting. If you hold shares of a Company’s common stock through a broker, bank, trustee or nominee and want to participate in the virtual Annual Meeting, you must follow the instructions you receive from your broker, bank, or other nominee.

A list of our stockholders of record will be available and may be inspected for a period of at least ten days prior to the Annual Meeting. If you would like to inspect the list of our stockholders of record, please call Investor Relations at (832) 518-4094 to schedule an appointment or request access. The list of stockholders of record will also be available for review during the Annual Meeting through the meeting website.

How do I vote my shares?

•	Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, the day before the Annual Meeting.

•

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, the day before the Annual Meeting.

•

By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope.

•

During the Annual Meeting. You may vote virtually via the Internet during the Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/qes2020.

•

Street Name Stockholders: As the beneficial owner of QES stock held in street name (that is, in the name of your broker, bank or other nominee), our Proxy Materials will be forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record. As the street name stockholder, you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

Referring to the voting instruction form or other information provided by the stockholder of record. Please refer to the voting instruction form or other information provided by the stockholder of record to determine whether you may submit your vote by mail, telephone or electronically on the Internet before or during the Annual Meeting.

What is discretionary authority?

If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the Annual Meeting in the manner recommended by the Board. If other matters not included in this proxy statement properly come before the Annual Meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you in their discretion. At this time, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement. If you are a beneficial owner of shares held in street name, please see the discussion below regarding broker non-votes and the rules related to voting by nominees.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•

Submitting written notice of revocation to Quintana Energy Services Inc., 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary, so long as such notice is timely received before the Annual Meeting;

•	Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems; or

•	Attending the Annual Meeting online and voting your shares online during the Annual Meeting (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to the stockholder of record for your shares in accordance with such stockholder of record’s procedures.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you are a street name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, such person may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from the street name stockholder. If you are a street name stockholder and you have not given timely instructions to the stockholder of record for your shares, and such stockholder of record does not have discretionary authority to vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If you are a street name stockholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the stockholder of record will not be permitted to vote your shares with respect to Proposal 1—Election of Directors and your shares will be considered “broker non-votes” with respect to that proposal. If you are a street name stockholder, and you do not give voting instructions, the stockholder of record will nevertheless be entitled to vote your shares in its discretion with respect to Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP.

•

Proposal 1—Election of Directors: To be elected as a director, each nominee must receive the affirmative vote of a plurality of the voting power of the outstanding shares of common stock of the Company that are present in person or represented by proxy that are entitled to vote generally on the election of directors at the Annual Meeting, which means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

•

Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a plurality of the voting power of the outstanding shares of common stock of the Company that are present in person or represented by proxy that are entitled to vote. Votes may be cast for or against the proposal, or the holder may abstain. Broker non-votes will have no effect on the outcome.

Our Board has appointed Christopher J. Baker, our President and Chief Executive Officer, and Max L. Bouthillette, our Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, as the “Proxy Holders” for the Annual Meeting. If you are a stockholder of record and you submit your Proxy Card (whether submitted by mail, telephone or Internet), unless you give other instructions on your Proxy Card, your shares will be voted by the Proxy Holders in accordance with the recommendations of the Board.

What are the Board’s recommendations?

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR each of the seven persons named in this Proxy Statement as director nominees for election to the Board as directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

If any other matters are brought before the Annual Meeting, the Proxy Holders will vote as recommended by our Board. If no recommendation is given, the Proxy Holders will vote in their discretion.

What is a quorum for purpose of the Annual Meeting?

A quorum is the presence, in person or by proxy, of the holders of a majority of the total voting power of all issued and outstanding common shares of the Company generally entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The chairman of the meeting may recess or adjourn the meeting, for any reasonable reason, without notice other than announcement at the meeting, whether or not there is such a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who bears the cost of soliciting votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the distribution of Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $12,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents, for their expenses in distributing the Proxy Materials to the beneficial owners of our common shares.

Whom should I contact with questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary or by email at IR@quintanaenergyservices.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and the 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available on our website at www.quintanaenergyservices.com and www.proxyvote.com free of charge.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, while we remain a controlled company, all directors are to be elected annually, each for a term to expire at the following Annual Meeting of Stockholders.

The Board has nominated the following persons for re-election as directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal:

Christopher J. Baker

Corbin J. Robertson, Jr.

Dalton Boutté, Jr.

Rocky L. Duckworth

Gunnar Eliassen

Bobby S. Shackouls

Dag Skindlo

Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on the Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board. Stockholders may not cumulate their votes in the election of our directors.

Set forth below under “Directors and Executive Officers” is background information with respect to our seven director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. Please see “Share Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

Vote Required

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the voting power of the outstanding shares of common stock of the Company that are present in person or represented by proxy that are entitled to vote generally on the election of directors at the Annual Meeting, which means that director nominees with the most votes are elected.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN PERSONS NAMED ABOVE.

BOARD OF DIRECTORS

The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of March 20, 2020:

Directors and Director Nominees	Position and Offices	Director Since	Age
Christopher J. Baker	President, Chief Executive Officer and Director	August 2019	47

Corbin J. Robertson, Jr.	Chairman of the Board, Director	April 2017	72

Dalton Boutté, Jr.	Director	February 2018	65

Rocky L. Duckworth	Director	February 2018	69

Gunnar Eliassen	Director	April 2017	34

Bobby S. Shackouls	Director	January 2019	69

Dag Skindlo	Director	April 2017	51

The Board believes that each director nominee is highly qualified to serve as a member of the Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to the Board. Each director also contributes intangible skills such as critical thinking, analysis and industry knowledge, which, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies

Described below are the principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that each of our director nominees should serve on the Board.

Christopher J. Baker Mr. Baker has served as President and Chief Executive Officer and as a member of our Board since August 2019. Prior to August 2019, Mr. Baker served as Executive Vice President and Chief Operating Officer of the Company beginning at its formation, and served in the same role at QES LP beginning in November 2014. Mr. Baker previously served as Managing Director-Oilfield Services of the Quintana private equity funds, where he was responsible for sourcing, evaluating and executing oilfield service investments, as well as overseeing the growth of and managing and monitoring the activities of Quintana’s oilfield service portfolio companies beginning in 2008. Prior to joining Quintana, Mr. Baker served as an Associate with Citigroup Global Markets Inc.’s (“Citi”) Corporate and Investment Bank where he conducted corporate finance and valuation activities focused on structuring non-investment grade debt transactions in the energy sector. Prior to his time at Citi, Mr. Baker was Vice President of Operations for Theta II Enterprises, Inc. where he focused on project management of complex subsea and inland marine pipeline construction projects. Mr. Baker attended Louisiana State University, where he earned a B.S. in Mechanical Engineering, and Rice University, where he earned an M.B.A.We believe Mr. Baker is qualified to continue to serve on our Board due to his extensive background in finance and in the energy sector.

Corbin J. Robertson, Jr. Mr. Robertson has served as Chairman of the Board since our formation and has served as chairman of the board of directors of the general partner of QES LP since the board was established. Mr. Robertson has also served as Chief Executive Officer and chairman of the board of directors of GP Natural Resource Partners LLC since 2002. He has served as the Chief Executive Officer and chairman of the board of directors of the general partners of Western Pocahontas Properties Limited Partnership since 1986, Great Northern Properties Limited Partnership since 1992, Quintana Minerals Corporation since 1978 and as chairman of the board of directors of New Gauley Coal Corporation since 1986. He also serves as a Principal with Quintana, chairman of the Board of the Cullen Trust for Higher Education and on the boards of the American Petroleum Institute, the National Petroleum Council, Baylor College of Medicine and the World Health and Golf

Association. In 2006, Mr. Robertson was inducted into the Texas Business Hall of Fame. Mr. Robertson attended the University of Texas at Austin where he earned a B.B.A. from the Business Honors Program. We believe Mr. Robertson is qualified to continue to serve on the Board due to his extensive industry experience, his extensive experience with oil and gas investments and his board service for several companies in the oil and gas industry.

Dalton Boutté, Jr. Mr. Boutté has served on the Board since February 2018. Mr. Boutté worked for Schlumberger from 1980 until his retirement in 2010. In his last ten years with Schlumberger, Mr. Boutté held various senior level positions, including President for Europe/Africa/CSI (2001-2001), Vice President of Worldwide Oilfield Services (2001-2003) and President of WesternGeco (2003-2009) and also served as Executive Vice President of Schlumberger Limited (2004-2010). Mr. Boutté also currently serves as an independent director of Seitel Inc. Mr. Boutté has a Bachelor of Science in Civil Engineering from University of New Orleans and was a Visiting Fellow at Massachusetts Institute of Technology. We believe that Mr. Boutté’s extensive oilfield services background and his experience as an independent director of companies in the oil and natural gas industry qualify him for continued service on the Board and the Audit Committee.

Rocky L. Duckworth Mr. Duckworth has served on Board since February 2018. From 1987 to 2000, Mr. Duckworth served as the partner-in-charge of the Oklahoma City office at KPMG LLP (“KPMG”), and from 2000 until his retirement in 2010, he served as the energy industry leader of KPMG’s Houston office audit practice and as a lead partner for global energy clients. Until his retirement, Mr. Duckworth had been with KPMG or its predecessor firm since 1972. Since his retirement, Mr. Duckworth has been a private investor. Additionally, Mr. Duckworth served a six year term on the Texas State Board of Public Accountancy. Mr. Duckworth has served on the board of directors of three public companies; Glori Energy, Inc., Northern Tier Energy GP LLC and Magnum Hunter Resources Corp. Mr. Duckworth has a Bachelor of Science in Accounting from Oklahoma State University and he holds a Certified Public Accountant license in Texas and Oklahoma. We believe that Mr. Duckworth’s extensive accounting background and his experience as a director of public companies qualify him for continued service on the Board and the Audit Committee.

Gunnar Eliassen Mr. Eliassen has served on the Board since our formation, and has served on the board of directors of the general partner of QES LP since January 2017. Mr. Eliassen has been employed by Seatankers Consultancy Services (UK), an affiliated company of Geveran, since 2016, where he is responsible for overseeing and managing various public and private investments. Mr. Eliassen’s past experience includes his role as Partner at Pareto Securities (New York), where he worked from 2011 to 2015 and was responsible for execution of public and private capital markets transactions with emphasis on the energy sector. Mr. Eliassen received a Master in Finance from the Norwegian School of Economics. We believe Mr. Eliassen is qualified to continue to serve on the Board due to his extensive experience with public and private investments, including investments in the oil and gas industry.

Bobby S. Shackouls Mr. Shackouls has served on the Board since January 2019. Mr. Shackouls was the Chairman of Burlington Resources, Inc. from 1997 until its acquisition by ConocoPhillips in 2006. Subsequent to the acquisition, Mr. Shackouls served on the ConocoPhillips Board of Directors until his retirement in 2011. He joined Burlington Resources/Meridian Oil Inc. in 1993 as Executive Vice President and Chief Operating Officer, and held positions of increasing leadership responsibility, including Chairman, President and Chief Executive Officer of Burlington Resources Inc. Mr. Shackouls began his career with Exxon Company U.S.A. in New Orleans where he held several engineering positions. He currently serves as a director on the boards of Oasis Petroleum Inc., The Kroger Co. and Plains GP Holdings, LLC, the ultimate general partner of Plains All American Pipeline, L.P. Mr. Shackouls also serves on the boards of the Sam Houston Area Council and the National Board of the Boy Scouts of America, and the Mississippi State University Foundation. He is a past Chairman of the National Petroleum Council. Mr. Shackouls holds a Bachelor of Science degree in chemical engineering from Mississippi State University. We believe that Mr. Shackouls is qualified to serve on the Board due to his extensive background in the energy sector.

Dag Skindlo Mr. Skindlo has served on the Board since our formation, and has served on the board of directors of the general partner of QES LP since April 2016. Mr. Skindlo has served as member of the board of directors and as the Chief Financial Officer for Archer Limited, one of our Principal Stockholders, since April 2016. Mr. Skindlo is a business-oriented executive with 25 years of oil and gas industry experience. Mr. Skindlo joined Schlumberger in 1992 where he held various financial and operational positions. Mr. Skindlo then joined the Aker Group of companies in 2005, where his experience from Aker Kvaerner, Aker Solutions and Kvaerner includes both global CFO roles and Managing Director roles for several large industrial business divisions. Prior to joining Archer in 2016, Mr. Skindlo was with private equity group HitecVision where he served as CEO for Aquamarine Subsea. Mr. Skindlo earned a Master of Science in Economics and Business Administration from the Norwegian School of Economics and Business Administration (NHH). We believe Mr. Skindlo is qualified to continue serve on the Board due to his vast business experience, having founded and served as a director and as an officer of multiple companies, both private and public, and his service on the boards of numerous non-profit organizations.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Position	Age
Christopher J. Baker	President, Chief Executive Officer and Director	47

Keefer M. Lehner	Executive Vice President and Chief Financial Officer	34

Max L. Bouthillette	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	51

Biographical information for Mr. Baker is set forth under “Board of Directors” above.

Keefer M. Lehner Mr. Lehner has served as Executive Vice President and Chief Financial Officer of the Company since its formation. Mr. Lehner has served in that same role at QES LP since January 2017 and previously served as QES LP’s Vice President, Finance & Corporate Development of QES LP’s general partner since November 2014. Mr. Lehner previously served in various positions at the Quintana private equity funds, including Vice President, from 2010 to 2014, where he was responsible for sourcing, evaluating and executing investments, as well as managing and monitoring the activities of Quintana’s portfolio companies. During his tenure at Quintana, Mr. Lehner monitored and advised the growth of QES predecessors, Q Consolidated Oil Well Services, LLC (“COWS”) and Q Directional Drilling, LLC (“DDC”). Prior to joining Quintana in 2010, Mr. Lehner worked in the investment banking division of Simmons & Company International, where he focused on mergers, acquisitions and capital raises for public and private clients engaged in all facets of the energy industry. Mr. Lehner attended Villanova University, where he earned a B.S.B.A. in Finance.

Max L. Bouthillette Mr. Bouthillette has served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company since its formation. Mr. Bouthillette has served on QES LP’s board of directors since April 2016. Prior to joining the Company, Mr. Bouthillette was with Archer Limited, one of our Principal Stockholders, where he served as Executive Vice President and General Counsel from 2010 to 2017 and additionally as President of Archer’s operations in South and North America since 2016. Mr. Bouthillette has more than 24 years of legal experience for oilfield services companies, and previously served as Chief Compliance Officer and Deputy General Counsel for BJ Services from 2006 to 2010, as a partner with Baker Hostetler LLP from 2004 to 2006 and with Schlumberger in North America (Litigation Counsel), Asia (OFS Counsel) and Europe (General Counsel Products) from 1998 to 2003. Mr. Bouthillette holds a B.B.A in Accounting from Texas A&M University and a Juris Doctorate from the University of Houston Law Center.

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate governance policies and practices that are consistent with our core values, reflect prevailing governance standards and many “best practices” features, promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our stockholders.

Status as a Controlled Company

Investment funds managed by Quintana Capital Group, L.P. (“Quintana”), Archer Well Company Inc. (“Archer”), Geveran Investments Limited and its affiliates (“Geveran”), Robertson QES Investment LLC (“Robertson QES”) and Corbin J. Robertson, Jr. (“Mr Robertson” and, together with Quintana, Archer, Geveran, and Robertson QES, the “Principal Stockholders”) own, on a combined basis, 25,757,308 shares of our common stock, representing, on a combined basis, approximately 76.20% of the voting power of the Company as of March 20, 2020. The Principal Stockholders are deemed a group pursuant to the Second Amended and Restated Equity Rights Agreement (the “Equity Rights Agreement”) entered into in connection with our initial public offering (our “IPO”). As a result, we are considered a “controlled company” under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. A controlled company does not need its board of directors to have a majority of independent directors or to form an independent compensation or nominating and corporate governance committee; however, as a controlled company, we remain subject to the rules of Sarbanes-Oxley and the NYSE that require us to have an audit committee composed of at least three independent directors.

If at any time we cease to be a controlled company, we will take all action necessary to comply with Sarbanes-Oxley and the NYSE corporate governance standards, including by appointing a majority of independent directors to our Board and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period. While not currently mandatory given our controlled company status, we have voluntarily established a compensation committee that is composed of both independent and non-independent directors. The Board currently consists of a single class of directors, each serving one-year terms. After we cease to be a controlled company, the Board will be divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms, and such directors will be removable only for “cause.”

Director Independence

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, the Board has affirmatively determined that each of Messrs. Duckworth, Boutté and Shackouls has no material relationships with the Company and, is “independent” under the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the NYSE. In addition to the board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for Audit Committee members under the NYSE and SEC rules.

Code of Conduct

The Board adopted a Code of Conduct and Ethics Manual (“Code of Conduct”) applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Code of Conduct can be found on our website located at www.quintanaenergyservices.com. Any stockholder may request a printed copy of the Code of Conduct by submitting a written request to Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary.

Any amendment to, or waiver from, the Code of Conduct may be made only by the Board, and any amendment or waiver that apply to our principal executive officer, principal financial officer, principal accounting officer or controller and are required to be disclosed will be promptly disclosed on our website as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. There were no waivers of the Code of Conduct during 2019 or in 2020 to date.

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, the NYSE, our amended and restated certificate of incorporation and our amended and restated bylaws. Our Corporate Governance Guidelines are available on our website located at www.quintanaenergyservices.com.

Director Nominees and Board Membership Criteria

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They also should be intelligent, inquisitive and objective in thought and have practical wisdom, mature judgment and a willingness to gain an understanding of the Company, its competitive position in its industry and our business strategy. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Along with the selection criteria described above, some of the other qualifications that the Board considers include, without limitation, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of the Company and industry and other commitments. We discuss each of our continuing directors’ qualifications and other characteristics under the heading “Board of Directors.”

Because we are a “controlled company” under the rules of the NYSE, we are exempt from the requirement to form a standing nominating committee. However, the full Board of Directors performs the functions of a nominating committee pursuant to procedures adopted by the Board. Additionally, the Equity Rights Agreement provides the Principal Stockholders with certain nomination rights. See “—Status as a Controlled Company” above for more information.

The Board will consider director candidates recommended by stockholders using the same criteria set forth above. Stockholders wishing to present a potential nominee to the Board for consideration for election at a future annual meeting of stockholders must provide the Board with notice of the recommendation and certain information regarding the candidate as described in our amended and restated bylaws and within the time periods set forth in this proxy statement under the caption “Stockholder Proposals.”

Hedging Transactions

Pursuant to our Insider Trading Policy, all directors, officers, other employees, and consultants of the Company, and their spouses and all other members of their household, are prohibited from engaging in transactions which may hedge the value of our securities, including, without limitation, buying or selling puts and calls for, or engaging in short sales of, our securities (but excluding any instruments granted under any Company employee share purchase plan, including options and restricted shares). While the policy does not specifically address prepaid variable forward contracts, equity swaps, straddles, collars and exchange funds, in applying the policy, we would consider these transactions to be hedging transactions. In addition, pursuant to our Insider Trading Policy, all directors, officers and other employees of the Company, and their spouses and all other members of their household, are prohibited from entering into a pledge of Company securities as collateral for a loan or holding Company securities in a margin account.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. The Board has established a process for all interested parties to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board, any Board committee, or any Board member (including the chairman of the Board), by writing to them at the following address:

Quintana Energy Services Inc.

1415 Louisiana Street, Suite 2900

Houston, Texas 77002

Attn: Corporate Secretary

The envelope containing each communication should be clearly marked as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication so that the communication can be forwarded to the specified parties.

Our General Counsel will review and forward, as expeditiously as reasonably practicable, each communication received to the addressees if (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

Overview

Our Board currently consists of seven members. Pursuant to the Equity Rights Agreement, Quintana has the right to appoint two directors to our Board, Archer has the right to appoint two directors to our Board and Geveran has the right to appoint one director to our Board. The Equity Rights Agreement also provides that the Company’s Chief Executive Officer is nominated to our Board. The current board representative appointed by Quintana is Corbin J. Robertson, Jr. The current board representatives appointed by Archer are Dag Skindlo and Gunnar Eliassen. Christopher J. Baker serves on the Board due to his capacity as Chief Executive Officer.

In accordance with our amended and restated certificate of incorporation, until we cease to be a controlled company, all directors are to be elected annually. After we cease to be a controlled company, the Board will be divided into three classes with staggered three-year terms.

The Board has two standing committees to assist in discharging its responsibilities: the Audit Committee and the Compensation Committee. Among other actions, the Board reviews its structure and appoints members to its various committees on an annual basis. Additional information about each committee is set forth below under “Committees of the Board.”

Directors are elected by our stockholders, and we have a plurality vote standard for director elections. Upon our formation, the current directors were appointed to the Board, with two of the seven directors newly joining the Board upon the closing of the IPO. Additionally, Bobby S. Shackouls was appointed to the Board in January 2019 and Christopher J. Baker was appointed to the Board in August 2019.

The following table identifies the current members of the Board, the standing committees of the Board on which they serve and the chairman of each committee as of the date of this Proxy Statement. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors.”

Name of Director	Audit Committee	Compensation Committee
Christopher J. Baker(1)
Corbin J. Robertson, Jr.		*
Dalton Boutté, Jr+	*	**
Rocky L. Duckworth+	**	*
Gunnar Eliassen
Bobby S. Shackouls+	*
Dag Skindlo		*

*	Committee Member
**	Committee Chairman
+	Independent. As a controlled company, the rules and regulations of the SEC and NYSE require that the Audit Committee be comprised solely of independent directors.
(1)	President and Chief Executive Officer.

Meetings of the Board and its Committees

During 2019, the Board held 13 meetings and met in executive session on 4 of those occasions. Generally executive sessions are held without management present. Committee meetings were held in 2019 as follows:

Audit Committee	5
Compensation Committee	3

All members of the Board attended, on average, at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee on which he served in 2019.

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Pursuant to our Corporate Governance Guidelines, directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are encouraged but not required to attend our annual stockholder meetings. Each member of our Board attended our 2019 annual meeting of stockholders.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, the Board evaluates its leadership structure at least annually, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the chairman of the Board and the Chief Executive Officer of the Company (the “CEO”) in any way that is in the best interests of the Company and its stockholders. The Board will from time to time make a determination as to whether the offices of the chairman of the Board and the CEO should be separated and review the appropriateness of its current policies in connection with the recruitment and succession of the chairman of the Board and/or the CEO. The Board has determined that the roles of chairman of the Board and CEO should continue to remain separate and that Mr. Robertson should continue to serve as the chairman of the Board. The Board believes that this governance structure will allow Mr. Baker to focus his time and energy on managing the Company and Mr. Robertson to lead the Board in its fundamental role of providing guidance, advice and counsel regarding our business, operations and strategy, and that having a separate chairman of the Board will better position the Board in evaluating the performance of management and our overall corporate performance. The Board believes that Mr. Robertson’s deep knowledge and understanding of our industry, along with his past experience as our Board chairman, puts him in the best position to lead our Board.

The non-management directors have regularly scheduled meetings in executive session, to be held as determined necessary and appropriate by the chairman of the Board or any director, and which are held at a minimum following each regularly scheduled quarterly board meeting. In the event that the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year, there is an executive session including only independent directors. Mr. Duckworth currently serves at the presiding director at executive sessions of our Board.

The Board’s Role in Risk Oversight

The Board believes that risk management is an integral part of setting and implementing our strategic plan, which includes, among other things, identifying and assessing the major risks and opportunities facing the Company. This oversight function is conducted primarily through the standing committees of the Board, but the full Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of our system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. Our Board continues to satisfy its oversight responsibility through full reports from the Audit Committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.

Pursuant to its charter, the Audit Committee is responsible for reviewing and discussing our policies with respect to risk assessment and risk management generally, and also specifically with respect to financial reporting, internal controls and accounting matters, legal, tax and regulatory compliance, cyber and data matters, and the internal audit function. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on material risks facing the Company. Upon request, both the full Board and Audit Committee may receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks. The Audit Committee also oversees our internal audit function, which is responsible for monitoring the Company’s adherence to our significant corporate policies and internal controls. Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and health and welfare benefits policies and programs.

Committees of the Board

As noted above, our Board has two standing committees: the Audit Committee and Compensation Committee. Each committee has a charter, which is available on our website at http://www.quintanaenergyservices.com/governance-docs under “Governance—Governance Documents.” Stockholders may obtain printed copies of any charter, free of charge, by sending a written request to Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary, or by emailing IR@quintanaenergyservices.com.

A description of each committee, its function and its charter, are provided below:

Audit Committee

Our Audit Committee is responsible for the oversight of risks relating to financial reporting, internal controls and accounting matters, as well as legal, tax and regulatory compliance, and our internal audit systems. Pursuant to its charter, the purposes of the Audit Committee are to:

•	Oversee the quality, integrity and reliability of our financial statements and other financial information that the Company may provide to any governmental body or to the public;

•

Oversee the qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing the Company’s audit committee report or performing other audit, review or attest services for the Company;

•	Oversee the effectiveness and performance of our internal audit function;

•	Oversee the effectiveness and performance of the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics;

•

Provide for and foster open communication between and among itself, our independent registered public accounting firm, financial and senior management, the internal audit department and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee;

•

Annually prepare an “Audit Committee Report” for inclusion in, and publish the report in, the Proxy Statement for each Annual Meeting of Stockholders, in accordance with applicable rules and regulations; and

•	Perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. Our Audit Committee meets regularly with our management, internal auditors and our independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant corporate policies. Our Audit Committee separately meets regularly with our independent registered public accounting firm, internal auditors, Chief Financial Officer and Chief Accounting Officer and other members of senior management. Our Audit Committee chairman routinely meets between formal committee meetings with our Chief Financial Officer and Chief Accounting Officer, internal auditors and our independent registered public accounting firm. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

The current members of the Audit Committee are Messrs. Boutté, Duckworth (chairman) and Shackouls. Our Board has determined that (i) all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) each member of the Audit Committee is financially literate, and (iii) Mr. Duckworth has the necessary accounting and financial expertise to serve as chairman of the Audit Committee. In making this determination, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence. Our Board has also determined that Mr. Duckworth is an “audit committee financial expert” following a determination that he has met the criteria for such designation under the rules and regulations of the SEC. For information regarding Messrs. Boutté, Duckworth and Shackouls’ business experience please read “Proposal 1—Election of Directors—Director Biographies.”

The Audit Committee held 5 meetings during 2019.

Compensation Committee

Our Compensation Committee is responsible for the oversight of risks relating to the compensation of our executive officers and directors, as well as our compensation and benefit plans, policies and programs. Pursuant to its charter, the purposes of the Compensation Committee are to:

•	Review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

•

Review and discuss with the Company’s management the executive compensation disclosures included in the Company’s Proxy Statement for its Annual Meeting of Stockholders or Annual Report on Form 10-K, as applicable, and determine whether to recommend to the Board that such disclosure be included in the Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

•	Otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	Perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with management (with the exception of compensation matters related to our CEO), and any counsel or other advisors it deems appropriate, the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final determination. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an executive officer’s duties and responsibilities. The Compensation Committee may delegate to its chairman, any member or to a sub-committee the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.

Under its charter, the Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee. The Compensation Committee currently retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant for matters related to executive and director compensation. In selecting FW Cook as its independent compensation consultant, the Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and requested an independence letter from FW Cook, as well as other documentation addressing the firm’s independence. FW Cook reports exclusively to the Compensation Committee and does not provide any additional services to the Company. Compensation Committee discussed these considerations and concluded that FW Cook is independent and that no conflicts of interest exist with FW Cook.

As a controlled company we are not required to have a fully independent compensation committee. The current members of the Compensation Committee are Messrs. Boutté (chairman), Duckworth, Robertson, and Skindlo. The Board has determined that each of Messrs. Boutté, and Duckworth is “independent” as defined by the NYSE listing standards. In making this determination, the Board considered the current and prior relationships that each such director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. For each independent member of the compensation committee, our Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Compensation Committee held 3 meetings during 2019.

Compensation Committee Interlocks and Insider Participation

During 2019, no person who served as a member of the Compensation Committee served as an officer or employee of the Company, nor did any person who served as a member of the Compensation Committee have any relationship with the Company requiring disclosure herein as required by Item 404 of Regulation S-K. Additionally, none of our executive officers (including any person who served as an executive officer at any point in 2019) has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the principal independent public accountants retained to audit our financial statements. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has been selected by the Audit Committee, and approved by the Board, as the independent registered public accounting firm to audit the Company’s annual financial statements for the fiscal year ending December 31, 2020.

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers requires the affirmative vote of the holders of a plurality of the shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our amended and restated bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of PricewaterhouseCoopers as our independent registered public accounting firm. If the selection of PricewaterhouseCoopers is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of PricewaterhouseCoopers is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of the Company and our stockholders.

PricewaterhouseCoopers has served as our independent registered public accounting firm since our formation in 2017 (and for our predecessor companies since 2010). The Audit Committee considers PricewaterhouseCoopers to be well qualified and recommends that the stockholders vote for ratification of this appointment.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to PricewaterhouseCoopers for certain audit and non-audit services related to the fiscal years ended December 31, 2019 and December 31, 2018.

The Audit Committee charter requires the Audit Committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. All the services listed in the table below for 2019 and 2018 were approved by the Audit Committee.

	2019	2018
	(in thousands)
Audit Fees	$1,570	$1,477
Audit Related	—	$115
Tax Fees	$50	$273
All Other	$3	$3

Total	$1,623	$1,868

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal years shown.

Audit Related Fees. Audit related fees represent fees billed for professional services rendered for attest services and accounting consultation services.

Tax Fees. Tax fees consisted of fees for professional services rendered by our principal accountant for tax compliance.

All Other Fees. All other fees include accounting research database licenses.

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a plurality of the voting power of the outstanding shares of common stock of the Company that are present in person or represented by proxy that are entitled to vote.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors of Quintana Energy Services Inc. (the “Company”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee assists the Board in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm and pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm is given unrestricted access to the audit committee and our management, as necessary. Our Audit Committee charter defines the committee’s primary duties in a manner substantially consistent with the rules of the SEC and NYSE corporate governance standards and is available on our website at www.quintanaenergyservices.com.

Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the system of internal controls over financial reporting and disclosure controls and procedures. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles in the United States.

In connection with its oversight responsibilities, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2019. The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees.” In addition, the Audit Committee received and discussed the written communications from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and the SEC concerning independence.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, audit risk assessments, plans, and estimated costs of their audit. The Audit Committee met with our independent registered public accounting firm periodically to discuss the progress of the firm’s audit, the overall quality of the Company’s financial reporting, and the firm’s reviews of the quarterly financial statements.

The Company was required to report on the effectiveness of its internal control over financial reporting as of December 31, 2019. The Audit Committee received quarterly updates on the progress of the Company’s assessment and reviewed with Company’s management, the results of the assessment that the Company’s internal control over financial reporting was effective as of December 31, 2019.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted by the Audit Committee of the Board of Directors of Quintana Energy Services Inc.

Rocky L. Duckworth (Chairman)

Dalton Boutté, Jr.

Bobby S. Shackouls

EXECUTIVE COMPENSATION

We are currently considered an emerging growth company and a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures. Further, our reporting obligations generally extend only to the individuals who served as our Chief Executive Officer and our two other most highly compensated executive officers during fiscal year 2019.

In accordance with the foregoing, our named executive officers for fiscal year 2019 are:

Name	Principal Position
Christopher J. Baker (1)	President and Chief Executive Officer

Keefer M. Lehner	Executive Vice President and Chief Financial Officer

Max L. Bouthillette	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

D. Rogers Herndon (2)	Former Chief Executive Officer and President

(1)	On August 7, 2019, Mr. Baker was appointed our President and Chief Executive Officer. Mr. Baker previously served as our Executive Vice President and Chief Operating Officer.
(2)	On August 7, 2019, Mr. Herndon resigned as our Chief Executive Officer and President.

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2019 and 2018 fiscal years, as applicable, by our named executive officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Christopher J. Baker	2019	$430,769	—	$731,383	$288,874	$8,400	$1,459,426
President and Chief Executive Officer	2018	$393,077	—	$756,200	$261,300	$8,250	$1,418,827

Keefer M. Lehner	2019	$400,000	—	$731,383	$226,075	$8,400	$1,365,858
Executive Vice President and Chief Financial Officer	2018	$353,077	—	$708,938	$222,469	$8,250	$1,292,734

Max L. Bouthillette	2019	$350,000	—	$498,671	$197,816	$8,400	$1,054,887
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

D. Rogers Herndon (1)	2019	$342,692	—	$997,338		$1,516,491	$2,856,521
Former Chief Executive Officer and President	2018	$520,000	—	$1,039,775	$435,050	$8,250	$2,003,075

(1)	Mr. Herndon resigned as our Chief Executive Officer and President on August 7, 2019.
(2)	The restricted stock units and performance share units granted to Mr. Herndon in fiscal year 2019 were forfeited in their entirety in connection with his resignation on August 7, 2019.
(3)

For fiscal years 2019 and 2018, the amounts in this column reflect the aggregate grant date fair value of (i) restricted stock units and (ii) performance share units, in each case, granted under the 2018 Plan, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to performance share units, the grant date fair value is based upon the probable outcome of the applicable performance conditions. Please read “Note 14 - Stock Based Compensation” to QES’ consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC for additional information.

(4)

For fiscal years 2019 and 2018, the amounts in this column reflect bonuses earned by our named executive officers pursuant to our Incentive Compensation Program. For more information on the bonuses earned in fiscal year 2019 pursuant to the Incentive Compensation Program, see “-Additional Narrative Disclosures-Incentive Compensation Program” below.

(5)

For fiscal year 2019, the amounts in this column reflect employer matching contributions to the named executive officers’ retirement accounts under the Quintana Energy Services 401(k) Plan. For more information, see “-Additional Narrative Disclosures-Other Benefits” below. In addition, for Mr. Herndon, the amount in this column includes severance payments and benefits in an aggregate amount equal to $1,516,491 that were paid or accrued in connection with his resignation on August 7, 2019. For more information, see “Additional Narrative Disclosures-Separation Agreement with Mr. Herndon” below.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
Christopher J. Baker
Phantom Units (1)	108,508	$304,908
Restricted Stock Units (2)	142,355	$400,018
Performance Share Units (3)	132,222	$371,544
Keefer M. Lehner
Phantom Units (1)	74,242	$208,620
Restricted Stock Units (2)	140,772	$395,569
Performance Share Units (3)	131,272	$368,874
Max L. Bouthillette
Phantom Units (1)	45,668	$128,327
Restricted Stock Units (2)	94,565	$265,728
Performance Share Units (3)	88,654	$249,118
D. Rogers Herndon (5)
Phantom Units (1)	—	—
Restricted Stock Units (2)	—	—

(1)

Represents phantom units granted to our named executive officers that were outstanding as of December 31, 2019. For information on the terms and conditions of the phantom units, including vesting conditions and the number of phantom units held by our named executive officers, please see “—Additional Narrative Disclosures—Equity Awards—Phantom Units” below.

(2)

Represents restricted stock units granted to our named executive officers that were outstanding as of December 31, 2019. For information on the terms and conditions of the restricted stock units, including vesting conditions and the number of restricted stock units held by our named executive officers, please see “—Additional Narrative Disclosures—Equity Awards—Restricted Stock Units” below.

(3)

Represents performance share units granted to our named executive officers that were earned but remained outstanding as of December 31, 2019. For information on the terms and conditions of the performance share units, including vesting and performance conditions and the number of performance share units earned by our named executive officers, please see “—Additional Narrative Disclosures—Equity Awards—Performance Share Units” below.

(4)

The amounts shown reflect the aggregate market value of all outstanding unvested phantom units and restricted stock units, and all earned performance share units, as applicable, held by each named executive officer on December 31, 2019, calculated using the value of a share of our common stock on such date, which was $2.81.

(5)

In connection with his resignation on August 7, 2019, Mr. Herndon received accelerated vesting with respect to 120,000 phantom units. All other unvested equity-based awards were forfeited by Mr. Herndon in connection with his resignation.

Additional Narrative Disclosures

Base Salary

Each named executive officer’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each named executive officer based on his position and responsibility. Our Board reviews the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, such Board has considered individual and company performance over the course of the applicable year. Pursuant to the employment agreements between us and each named executive officer, a named executive officer’s base salary may be increased but not decreased without the named executive officer’s written consent.

The following table sets forth the base salaries of our named executive officers as of December 31, 2019:

Name	Base Salary (as of December 31, 2019)
Christopher J. Baker	$500,000
Keefer M. Lehner	$400,000
Max L. Bouthillette	$350,000
D. Rogers Herndon	(1)

(1)	Prior to his resignation on August 7, 2019, Mr. Herndon’s base salary was $550,000.

Incentive Compensation Program

In January 2019, our Board established the 2019 Incentive Compensation Program for certain key personnel, including our named executive officers, in order to recognize their contribution to our business. Under the 2019 Incentive Compensation Program, we provided our named executive officers with the opportunity to earn a cash incentive bonus for fiscal year 2019 based on our financial performance as measured by adjusted EBITDA, safety measures and discretionary metrics. Our named executive officers were eligible to earn a target incentive bonus in the following amounts: (i) Mr. Baker, $300,000, (ii) Mr. Lehner, $300,000, and (iii) Mr. Bouthillette, $262,500. Subject to the satisfaction of the applicable performance goal and each named executive officer’s continuous employment by us through the applicable payment date, our named executive officers were eligible to earn between 0% and 200% of the target incentive bonus. For fiscal year 2019, our Board determined that Mr. Baker earned $288,874, Mr. Lehner earned $226,075 and Mr. Bouthillette earned $197,816 under the 2019 Incentive Compensation Program. As a result of his resignation, Mr. Herndon was not eligible to receive a payment under the 2019 Incentive Compensation Program.

Equity Awards

Phantom Units

Pursuant to the Quintana Energy Services LP Long-Term Incentive Plan (the “Prior Plan”), our named executive officers were previously granted awards of phantom units in QES LP. Each phantom unit represented the right to receive one common unit of QES LP (or, if elected by the board of directors of the general partner of QES LP, an amount in cash equal to fair market value of one common unit of QES LP) upon full vesting of such phantom unit. In addition, upon full vesting of a named executive officer’s phantom units, the named executive officer would have been entitled to receive the accrued value of any distributions that would have been paid had the named executive officer been a holder of the number of common units subject to the award from the date of grant. In connection with our IPO, all outstanding phantom units were equitably adjusted and converted into rights to receive shares of our common stock (or, if elected by our Board, cash equal to the fair market value thereof).

Such phantom units are subject to (i) time vesting in four equal installments on the first four anniversaries of the applicable date of grant as set forth in each named executive officer’s phantom unit agreement (or, if earlier, become 100% time vested upon the consummation of a change in control) and (ii) event vesting, which requires the consummation of a change in control or a specified transaction. On the seventh anniversary of the grant date of an award of phantom units, any phantom units that have not fully vested will be automatically terminated and forfeited. The phantom unit agreements also include certain restrictive covenants, including provisions that generally prohibit our named executive officers from soliciting customers, officers or employees of us or our affiliates during the term of each named executive officer’s employment with us and for a period of one year following the termination of such employment. Any phantom units that have not become time vested will immediately become time vested upon the termination of a named executive officer’s employment by us without cause, by such named executive officer for good reason or due to disability or death.

Our IPO constituted a specified transaction under the phantom unit agreements and, as a result, phantom units held by our named executive officers became event vested upon the consummation of our IPO. However, in order to become fully vested, the phantom units must also become time vested. As of December 31, 2019, one-half of the phantom units held by our named executive officers had become time vested and, hence, fully vested. Such phantom units were settled in equal installments in February 2018 and February 2019 and our named executive officers received shares of our common stock upon settlement. As of December 31, 2019, Mr. Baker held 108,508 unvested phantom units, Mr. Lehner held 74,242 unvested phantom units and Mr. Bouthillette held 45,688 unvested phantom units.

Restricted Stock Units

Pursuant to the 2018 Plan, our named executive officers were granted awards of restricted stock units (“RSUs”) in April 2018 and January 2019.

In April 2018, Mr. Baker was granted 38,000 RSUs, Mr. Lehner was granted 35,625 RSUs and Mr. Bouthillette was granted 22,167 RSUs. Each RSU represents the right to receive one share of our common stock upon vesting of such RSU. Such RSUs are subject to time-based vesting in three equal installments on February 8, 2019, 2020 and 2021. As of December 31, 2019, one-third of such RSUs had become vested.

In January 2019, Mr. Baker was granted 117,021 RSUs, Mr. Lehner was granted 117,021 RSUs and Mr. Bouthillette was granted 79,787 RSUs. Each RSU represents the right to receive one share of our common stock upon vesting of such RSU. Such RSUs are subject to time-based vesting in three equal installments on February 8, 2020, 2021 and 2022.

Any unvested RSUs will immediately become vested upon the termination of a named executive officer’s employment (i) due to disability, (ii) due to death or (iii) by us without cause or by such named executive officer for good reason during the protection period. In addition, all unvested RSUs that would have vested on the next applicable vesting date and 50% of all remaining unvested RSUs will immediately become vested upon the termination of a named executive officer’s employment by us without cause or by such named executive officer for good reason outside of the protection period. The RSU agreements also include certain restrictive covenants, including provisions that generally prohibit our named executive officers from soliciting customers, officers or employees of us or our affiliates during the term of each named executive officer’s employment with us and for a period of one year following the termination of such employment.

Performance Share Units

Pursuant to the 2018 Plan, our named executive officers were granted awards of performance share units (“PSUs”) in April 2018 and January 2019. Each award of PSUs represents the right to receive shares of our common stock (or, as described below, an amount in cash with equivalent value) in an amount between 0% and 150% of the target PSUs granted to each named executive officer based on the level of achievement with respect to certain performance goals and satisfaction of certain time-based vesting requirements.

In April 2018, Mr. Baker was granted 76,000 target PSUs, Mr. Lehner was granted 71,250 target PSUs and Mr. Bouthillette was granted 44,333 target PSUs (the “2018 PSUs”). One-half of the target PSUs were subject to a relative total stockholder return (“Relative TSR”) performance goal and one-half of the target PSUs were subject to an absolute total stockholder return (“Absolute TSR”) performance goal, in each case, that was measured during a performance period that commenced on February 9, 2018 and ended on December 31, 2018. Based on achievement with respect to the Relative TSR and Absolute TSR performance goals for the 2018 PSUs during the performance period, it was determined that Mr. Baker earned 22,800 PSUs, Mr. Lehner earned 21,375 PSUs and Mr. Bouthillette earned 13,300 PSUs. In order to receive settlement of the earned PSUs, such earned PSUs must also become time vested in three equal installments on February 9, 2019, 2020 and 2021. Any earned PSUs that have not become time vested will immediately become time vested upon the termination of a named executive officer’s employment by us without cause, by such named executive officer for good reason or due to disability or death. As of December 31, 2019, one-third of the earned 2018 PSUs had become vested. In January 2019, Mr. Baker was granted 117,022 target PSUs, Mr. Lehner was granted 117,022 target PSUs and Mr. Bouthillette was granted 79,787 target PSUs. One-half of the target PSUs were subject to a relative total stockholder return (“Relative TSR”) performance goal and one-half of the target PSUs were subject to a performance goal based on the performance of management and the Company as determined in the sole discretion of the Compensation Committee, in each case, that was measured during a performance period that commenced on January 1, 2019 and ended on December 31, 2019. Based on achievement with respect to the Relative TSR and discretionary performance goals for the 2019 PSUs during the performance period, it was determined that Mr. Baker earned 70,213 PSUs that will be settled in shares of our common stock plus 46,809 PSUs that will be cash settled] PSUs, Mr. Lehner earned 70,213 PSUs that will be settled in shares of our common stock plus 46,809 PSUs that will be cash settled and Mr. Bouthillette earned 47,872 PSUs that will be settled in shares of our common stock plus 31,915 PSUs that will be cash settled. In order to receive settlement of the earned PSUs, such earned PSUs must also become time vested in three equal installments on February 9, 2020, 2021 and 2022. Any earned PSUs that have not become time vested will immediately become time vested upon the termination of a named executive officer’s employment by us without cause, by such named executive officer for good reason or due to disability or death.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating named executive officers, to save for the future.

Employment Agreements

On June 21, 2019, we entered into amended and restated employment agreements with our named executive officers and, on August 26, 2019, we entered into a second amended and restated employment agreement with Mr. Baker (collectively, the “Employment Agreements”). Each Employment Agreement generally provides for a three-year term, which commenced on August 26, 2019 (in the case of Mr. Baker) and June 15, 2019 (in the case of Messrs. Lehner and Bouthillette), with automatic renewals for successive one-year periods thereafter. Each Employment Agreement generally outlines the named executive officer’s duties and positions and provides for (i) an annualized base salary, (ii) a target annual bonus equal to 100% of base salary for Mr. Baker, 75% for

Mr. Lehner and 75% for Mr. Bouthillette, and (iii) eligibility to participate in any equity compensation arrangements or plans offered by us to senior executives.

Each Employment Agreement provides for the following benefits upon a termination of a named executive officer’s employment by us without cause, resignation by a named executive officer for good reason or due to disability: (i) the pro-rata value through the date of termination of the executive’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, one and one-half times the named executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, one and one-half times the named executive officer’s target bonus for the year in which the termination occurs, in each case, payable in four equal installments with the first installment paid on the Company’s first regular pay date on or after the 60th day following such termination and the remaining three installments paid in each of the three calendar quarters immediately following the quarter in which the termination occurs and (iv) for a period of 18 months following such termination, reimbursement of premiums paid by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or sections 601 through 608 of the Employee Retirement Security Act of 1974 to continue coverage in our health, dental and vision insurance plans in which the executive and/or his dependents participated immediately prior to the termination (the “COBRA Premium”), provided that such reimbursement does not subject us or our affiliates to sanctions imposed pursuant to Section 2716 of the Public Health Service Act and related regulations and guidance (collectively, the “PHSA”). If a named executive officer’s employment is terminated due to death, the named executive officer’s estate will be entitled to receive (i) a pro-rata share of the named executive officer’s target bonus for the fiscal year in which the termination occurs and (ii) continued payments of the named executive officer’s base salary for a period of 12 months.

Under each Employment Agreement, if a named executive officer’s employment is terminated for good reason or without cause within 12 months of a change in control, then the named executive officer will be entitled to receive: (i) the pro-rata value through the date of termination of the executive’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, two times the named executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, two times the named executive officer’s target bonus for the year in which the termination occurs, payable in four equal installments with the first installment on the Company’s first regular pay date on or after the 60th day following such termination and the remaining three installments paid in each of the three calendar quarters immediately following the quarter in which the termination occurs and (iv) for a period of 18 months following such termination, reimbursement of the COBRA Premium, provided that such reimbursement does not subject us or our affiliates to sanctions imposed pursuant to Section 2716 of the PHSA.

If a named executive officer is terminated for any reason other than those described above, no further compensation or benefits will be provided pursuant to the Employment Agreements. The Employment Agreements also contain certain restrictive covenants, including provisions that generally prohibit a named executive officer from competing with the Company and its affiliates or soliciting clients, executives, officers, directors or other employees of the Company and its affiliates. These restrictions generally apply during the term of the named executive officer’s employment and for a period of one year following the termination of such employment.

The Employment Agreements do not provide a tax gross-up provision for federal excise taxes that may be imposed under Section 4999 of the Code. Instead, each Employment Agreement includes a modified cutback provision, which states that, if amounts payable to a named executive officer under the Employment Agreement, together with any other amounts that are payable by us as a result of a change in control (the “Payments”), exceed the amount allowed under Section 280G of the Code for such named executive officer, thereby subjecting the named executive officer to an excise tax under Section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the named executive officer’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the named executive officer to the excise tax. We will determine, in good faith, which alternative produces the best net after tax position for a named executive officer.

Separation Agreement with Mr. Herndon

On August 7, 2019, we entered into a separation agreement with Mr. Herndon (the “Separation Agreement”), which provides for certain compensation, benefits and other terms relating to his resignation that was effective as of the same date. Pursuant to the Separation Agreement, Mr. Herndon became entitled to receive (i) an amount equal to $1,500,000, payable in twenty-four substantially equal installments over a period of 12 months following August 7, 2019, (ii) accelerated vesting of 120,000 phantom units held by Mr. Herndon and (iii) reimbursement of certain tax and legal expenses incurred. All remaining equity-based awards held by Mr. Herndon were forfeited in connection with his resignation. In accordance with the Separation Agreement, Mr. Herndon executed a general release of claims in favor of the Company and its affiliates in order to receive the payments and benefits described above and Mr. Herndon remains subject to confidentiality and certain other restrictive covenant obligations that were set forth in his employment agreement with the Company.

Indemnification Agreements

We entered into indemnification agreements with each of the directors and executive officers effective upon the closing of our IPO and upon the addition of our new director. These agreements require us to indemnify these individuals to the fullest extent permitted by law against expenses incurred as a result of any proceeding in which they are involved by reason of their service to us and, if requested, to advance expenses incurred as a result of any such proceeding.

Compensation Committee Report

As an emerging growth company and a smaller reporting company, the Company is not required to include a Compensation Discussion and Analysis section in this Proxy Statement.

DIRECTOR COMPENSATION

We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. Accordingly, in connection with our IPO, we implemented a comprehensive director compensation policy for our non-employee directors, which consists of:

•	an annual cash retainer of $60,000, payable in quarterly installments;

•	an annual fee of $15,000 to the chair of the Audit Committee and an annual fee of $10,000 to the chair of the Compensation Committee;

•	an annual fee of $10,000 to each member of the Audit Committee (other than the chair) and an annual fee of $5,000 to each member of the Compensation Committee (other than the chair); and

•	an annual equity-based award granted under the 2018 Plan with an aggregate fair market value of at least $100,000 on the date of grant.

The following table discloses the total compensation earned by each of our non-employee directors for service in the 2019 fiscal year.

Name	Fees Earned in Cash	Stock Awards (2)	Total
Corbin J. Robertson, Jr.(1)	$65,000	$100,000	$165,000
Dalton Boutté, Jr.	$80,000	$100,000	$180,000
Rocky L. Duckworth	$80,000	$100,000	$180,000
Gunnar Eliassen	$60,000	$100,000	$160,000
Dag Skindlo	$65,000	$100,000	$165,000
Bobby Shackouls	$70,000	$100,000	$170,000

(1)	The fees earned by Mr. Robertson for service on our Board during fiscal year 2019 were paid directly to QEP Management Co., LP, a Quintana affiliate.
(2)

Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock unit awards granted under the 2018 Plan in January 2019 to our directors, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Please read “Note 14 - Stock Based Compensation” to QES’ consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC for additional information. The restricted stock unit awards will vest in full on the first anniversary of the applicable date of grant, subject to continued service on our Board. As of December 31, 2019 each director held the following number of unvested restricted stock units: Mr. Robertson, 23,474; Mr. Boutté, 23,474; Mr. Duckworth, 23,474; Mr. Eliassen, 23,474; Mr. Skindlo, 23,474; and Mr. Shackouls, 23,474.

SHARE OWNERSHIP INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the SEC reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2019, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a) of the Exchange Act, except (a) Geoffrey Stanford filed a Form 4/A on September 4, 2019 that was required to be filed on June 14, 2019, (b) Keefer Lehner filed a Form 4 on December 17, 2019 that was required to be filed on December 16, 2019, (c) Christopher J. Baker filed a Form 4 on December 17, 2019 that was required to be filed on December 13, 2019.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of common stock beneficially owned as of March 20, 2020 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our common stock, (2) each of our Named Executive Officers, (3) each of our directors and (4) all of our current directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is 1415 Louisiana Street, Suite 2900, Houston, Texas 77002.

Unless otherwise indicated below, to our knowledge, and subject to applicable community property laws, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner	Aggregate Number of Shares Owned	Percent of Class Outstanding(1)
Quintana Capital Group and its affiliates(2)(3)	6,559,524	19.41%
Archer Holdco LLC and its affiliates(2)(4)	9,494,306	28.09%
Geveran Investments Limited and its affiliates(2)(5)	6,602,688	19.53%
Melqart Asset Management (UK) Ltd.(6)	3,288,449	9.73%
Robertson QES Investment LLC(2)(7)	2,886,041	8.54%
Christopher J. Baker	212,099	*
Keefer M. Lehner	129,702	*
Max L. Bouthillette	99,041	*
Corbin J. Robertson, Jr.(2)(3)(7)	214,749	*
Dalton Boutté, Jr.	34,903	*
Rocky L. Duckworth	34,903	*
Gunnar Eliassen	40,108	*
Bobby S. Shackouls	23,474	*
Dag Skindlo	45,313	*
Executive Officers and Directors as Group (9 persons)	10,279,857	30.41%
D. Rogers Herndon(7)(8)	196,736	*

*	Represents less than 1% of the outstanding common stock.
(1)	Based on 33,802,872 common shares issued and outstanding as of March 20, 2020.

(2)

Information is based on a Schedule 13D/A jointly filed with the SEC on November 7, 2018 (the “Control Group 13D”) by Quintana Capital Group, L.P., Quintana Capital Group GP Ltd., Quintana Energy Partners, L.P., Quintana Energy Partners—QES Holdings, L.L.C., Quintana Energy Fund—FI, LP, Quintana Energy Fund—TE, LP, QEP Management Co., L.P., QEP Management Co. GP, LLC, Archer Limited, Archer Assets UK Limited, Archer Well Company Inc., Archer Holdco LLC, Robertson QES Investment LLC, Corbin J. Robertson, Jr., John Fredriksen, C.K. Limited, Greenwich Holdings Limited, Famatown Finance Limited and Geveran Investments Limited (together, the “Control Group”). As of March 20, 2020, the Control Group held 25,757,308 shares of our common stock, representing 76.20% of the Company’s outstanding common stock. Each member of the Control Group may be deemed to have shared voting power and beneficial ownership over these shares by virtue of the Equity Rights Agreement discussed above.

(3)

Pursuant to the Control Group 13D, includes 5,345,505 shares of common stock for which Quintana Energy Partners—QES Holdings, L.L.C. is the record owner, 795,018 shares of common stock for which Quintana Energy Fund—TE, LP is the record owner, and 319,001 shares of common stock for which Quintana Energy Fund—FI, LP is the record owner. Quintana Energy Partners, L.P. controls Quintana Energy Partners—QES Holdings L.L.C. The general partner of each of Quintana Energy Partners, L.P., Quintana Energy Fund—FI, LP and Quintana Energy Fund—TE, LP is Quintana Capital Group, L.P. Quintana Capital Group GP Ltd. is the general partner of Quintana Capital Group, L.P. and may be deemed to have beneficial ownership of the shares directly held by Quintana Energy Partners—QES Holdings, L.L.C., Quintana Energy Fund—TE, LP and Quintana Energy Fund—FI, LP. The board of directors of Quintana Capital Group GP Ltd. consists of Paul Cornell, Donald L. Evans, Warren S. Hawkins, Corbin J. Robertson, Jr., Corbin J. Robertson III and William K. Robertson, none of whom individually have voting and dispositive power over these shares. Each of Corbin J. Robertson III and William K. Robertson are the children of Corbin J. Robertson. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. Corbin J. Robertson, Jr., as a member of the board of directors of Quintana Capital Group GP Ltd., may be deemed to beneficially own these shares due to his additional rights regarding the management of Quintana Capital Group GP Ltd. QEP Management Co., LP is the record owner of 100,000 of these shares. QEP Management Co. GP, LLC, the general partner of QEP Management Co., LP, may also be deemed to be the beneficial owner of these shares. The board of managers of QEP Management Co. GP LLC consists of Donald L. Evans, Warren S. Hawkins, Corbin J. Robertson, Jr., Corbin J. Robertson III and William K. Robertson, none of whom individually have voting and dispositive power over these shares. Each of Corbin J. Robertson III and William K. Robertson are the children of Corbin J. Robertson, Jr. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. Corbin J. Robertson, Jr., as a member of the board of managers of QEP Management Co. GP, LLC, may be deemed to beneficially own these shares due to his additional rights regarding the management of QEP Management Co. GP, LLC. The mailing address of Quintana Capital Group, L.P. and its affiliates is 1415 Louisiana Street, Suite 2400, Houston Texas 77002.

(4)

Pursuant to the Control Group 13D, Archer Holdco LLC is the record owner of these shares. Archer Holdco LLC is wholly-owned by Archer Well Company Inc., which is wholly-owned by Archer Assets UK Limited, which is wholly-owned by Archer Limited. The board of directors of Archer Limited has voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. The board of directors of Archer Limited consists of Kjell-Erik Østdahl, James O’Shaughnessy, Giovanni Dell’Orto, Kristian Melhuus, and Peter J. Sharpe, none of whom individually have voting and dispositive power over these shares. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. The mailing address for Archer Holdco LLC is 5510 Clara Rd., Houston, Texas 77041.

(5)

Pursuant to the Control Group 13D, Geveran Investments Limited is the record holder of 4,602,688 of these shares and its affiliate, Famatown Finance Limited, is the record holder of 2,000,000 of these shares. Geveran Investments Limited and Famatown Finance Limited are wholly-owned subsidiaries of Greenwich Holdings Limited. C.K. Limited is the trustee of various trusts established by John Fredriksen for the benefit of his immediate family, which trusts are the sole shareholders of Greenwich Holdings Limited and the indirect owners of Geveran Investments Limited and Famatown Finance Limited. Mr. Fredriksen may be deemed to beneficially own these 6,602,688 shares through his indirect influence over Geveran Investments Limited, Famatown Finance Limited, and Greenwich Holdings Limited. Mr. Fredriksen disclaims beneficial ownership of these 6,602,688 shares except to the extent of his voting and dispositive interests in such shares. Mr. Fredriksen has no pecuniary interest in these 6,602,688 shares. The mailing address for Geveran Investments Limited is Deana Beach Apartments Block 1, 4th Floor, Promachou Eleftherias Street Ayos Athanasios, Limassol 4103, Cyprus.
(6)

Information is based on a Schedule 13G/A filed on February 14, 2020 by Melqart Asset Management (UK) Ltd. (“Melqart”). Melqart reports sole voting and dispositive power over 3,288,449 shares and shared voting and dispositive power over 0 shares. The mailing address for Melqart is 5 St James’s Square, London, SW1Y 4JU.

(7)

Pursuant to the Control Group 13D, Robertson QES Investment LLC is the record owner of such shares. The sole manager of Robertson QES Investment LLC has voting and dispositive power over these shares. Corbin J. Robertson, Jr. serves as the sole manager of Robertson QES Investment LLC and expressly disclaims ownership over these shares, except to the extent of any pecuniary interest therein. Mr. Herndon, and certain children of Mr. Robertson or entities they control, including Corbin J. Robertson III, Christine Morenz, and William K. Robertson, are members of Robertson QES Investment LLC and expressly disclaim ownership over these shares, except to the extent of any pecuniary interest therein. The mailing address for Robertson QES Investment LLC is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002.

(8)	Information is based on a Form 4 filed on June 13, 2019.

TRANSACTIONS WITH RELATED PERSONS

Historical Related Persons Transactions

IPO Transaction

At the closing of the IPO, (i) Mr. Robertson, the chairman of our Board, purchased an aggregate of 100,000 shares of our common stock at the initial public offering price of $10.00 per share, (ii) an affiliate of Quintana, QEP Management Co., LP purchased an aggregate of 100,000 shares of our common stock at the initial public offering price of $10.00 per share, (iii) a trust of which Mr. Robertson is a beneficiary purchased an aggregate of 100,000 shares of our common stock at the initial public offering price of $10.00 per share, (iv) two children of Mr. Robertson, William K. Robertson and Christine Morenz, or entities affiliated with them, purchased an aggregate of 200,000 shares of our common stock at the initial public offering price of $10.00 per share, (v) an affiliate of Geveran purchased an aggregate of 2,000,000 shares of our common stock at the initial public offering price of $10.00 per share and (vi) Archer purchased an aggregate of 1,000,000 shares of our common stock at the initial public offering price of $10.00 per share (the purchases in clauses (i)-(vi) above, collectively, the “IPO Purchases”). For additional detail regarding the ownership of QEP Management Co., LP, please see “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters”.

Payments to Quintana

We utilize a Quintana affiliate, Quintana Minerals Corporation, to provide support services for some accounting and risk management tasks. These services are provided at costs. The Company reimbursed Quintana Minerals Corporation for these support services in the aggregate amount of approximately $0.4 million for the 2018 fiscal year and $0.4 million for the 2019 fiscal year.

Master Reorganization Agreement

In connection with our IPO, we entered into a master reorganization agreement (the “Master Reorganization Agreement”) with, among others, Quintana Energy Services LP, our accounting predecessor (“QES LP”) and QES Holdco LLC.

Subject to the terms and conditions set forth in the Master Reorganization Agreement, the parties thereto agreed to effect a series of restructuring transactions (the “Reorganization”) in connection with the IPO, consisting of (i) the net exercise of all outstanding warrants held by Archer, Robertson QES and affiliates of Geveran for common units of QES LP; (ii) the Company’s acquisition of all of the outstanding equity of QES Holdco LLC and QES LP, establishing the Company as the holding company for QES Holdco LLC, QES LP and the subsidiaries of QES LP; (iii) the Company’s issuance of shares of our common stock to the existing investors of QES LP in exchange for their respective direct or indirect common units in QES LP, including shares issued pursuant to the net exercise of their warrants (as described below), and their direct or indirect membership interests in QES Holdco LLC; and (iv) the conversion of approximately $33.6 million of outstanding indebtedness under our prior term loan into shares of our common stock at the initial public offering price (the “Term Loan Conversion”). The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. For additional detail on the ownership of Robertson QES, please see “Share Ownership Information”.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Principal Stockholders, pursuant to which we agreed to register the sales of shares of our common stock held by such stockholders under certain circumstances. The Company filed a selling stockholder shelf registration statement on Form S-1 with the SEC on December 21, 2018 and was made effective on December 26, 2018. A copy of the shelf registration statement and subsequently filed prospectus may be obtained from the SEC’s website at www.sec.gov under “Quintana Energy Services.”

Demand Rights. Subject to the limitations set forth below, each of the Principal Stockholders has the right to request the registration under the Securities Act of 1933 (the “Securities Act”) of all or any portion of their common stock.

Piggyback Rights. Subject to certain exceptions, if at any time we propose to register an offering of common stock or conduct an underwritten offering, whether or not for our own account, then we must notify in writing the Principal Stockholders (or their permitted transferees) of such proposal no later than ten days prior to the initiation of such anticipated filings or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

Conditions and Limitations; Expenses. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Equity Rights Agreement

In connection with our IPO, we entered into the Equity Rights Agreement with certain of the Principal Stockholders. The Equity Rights Agreement provides Quintana with the right to appoint two directors to our Board, provides Archer with the right to appoint two directors to our Board and provides Geveran with the right to appoint one director to our Board. The number of directors to be appointed by each of Quintana, Archer and Geveran will be redetermined immediately upon any disposition of the outstanding shares of our common stock held by Quintana, Archer, Robertson QES or Geveran. The current board representative appointed by Quintana is Corbin J. Robertson, Jr. The current board representatives appointed by Archer are Dag Skindlo and Gunnar Eliassen.

Procedures for Review, Approval and Ratification of Transactions with Related Persons

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5.0% of our common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

In connection with the IPO, the Board adopted a written Related Party Transaction Policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Any member of the Audit Committee who is a Related Person with respect to the transaction will be recused from the review and approval process. If a Related Party Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management team to follow in its ongoing dealings with the Related Person. Therefore, the Audit Committee annually reviews and assesses ongoing relationships with the Related Persons to confirm they are in compliance with the Audit Committee’s guidelines and that the Related Party Transaction remains appropriate. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

All of the transactions described above, except for participation in our IPO, have been approved pursuant to the Related Party Transaction Policy. The Audit Committee separately ratified the IPO Purchases, which were entered into prior to the adoption of the Related Party Transaction Policy.

OTHER MATTERS

Other Business That May Occur

As of the date of filing this Proxy Statement, the Board is not aware of any other business or matter (including any other director nominee) to be presented or voted upon at the Annual Meeting. If any other matter is properly presented at the meeting, the proxies solicited by the Board will provide the proxy holders named in the proxy with the authority to vote on those matters in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals

Any stockholder interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2021 Annual Meeting of Stockholders who wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than November 27, 2020, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Company’s amended and restated bylaws and the SEC.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our amended and restated bylaws, any stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2021 Annual Meeting not intended to be included in the proxy materials must give timely and proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2020 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 12, 2021 and no later than February 11, 2021 (provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2020 Annual Meeting of Stockholders, the notice must be given at least 120 days but not more than 100 days prior to the date of the 2021 Annual Meeting of Stockholders or not later than 10 days following the date on which public announcement of the date of the 2021 Annual Meeting is made). Notice must be tendered in the proper form prescribed by our amended and restated bylaws. Proposals not meeting the requirements set forth in our amended and restated bylaws will not be entertained at the annual meeting.

Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Board must provide our Corporate Secretary with the information required by our amended and restated bylaws, which includes: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director and such nominee’s written consent to serve as a director if elected and (b) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner), or qualifications of such nominee. The Board is not required to consider director candidates received after the applicable date or without the required information. The Board will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption “Corporate Governance—Director Nominees and Board Membership Criteria.” Director candidates who are then nominated by the Board will be included in the Company’s proxy statement for that annual meeting.

2019 Annual Report

A copy of our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary or by email at IR@quintanaenergyservices.com.

Householding

We may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Proxy Materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of the Proxy Materials for each stockholder sharing your address in the future, please send a written request to Quintana Energy Services Inc. at 1415 Louisiana Street, Suite 2900, Houston, Texas 77002, Attn: Corporate Secretary or by email at IR@quintanaenergyservices.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.

QUINTANA ENERGY SERVICES INC. 1415 LOUISIANA STREET - SUITE 2900 HOUSTON, TX 77002

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/qes2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions online.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D05714-P36332	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUINTANA ENERGY SERVICES INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of seven directors, each for a term to expire at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
	Nominees:		For	Withhold

	1a.	Christopher J. Baker	☐	☐

	1b.	Corbin J. Robertson, Jr.	☐	☐

	1c.	Dalton Boutté, Jr.	☐	☐

	1d.	Rocky L. Duckworth	☐	☐

	1e.	Gunnar Eliassen	☐	☐

	1f.	Bobby S. Shackouls	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D05715-P36332

QUINTANA ENERGY SERVICES INC. Annual Meeting of Stockholders May 12, 2020 9:00 A.M. CDT Via the Internet at www.virtualshareholdermeeting.com/qes2020 This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Baker and Max L. Bouthillette, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes each of them, to attend the Annual Meeting of Stockholders on Tuesday, May 12, 2020 at 9:00 A.M. CDT at the following website: www.virtualshareholdermeeting.com/qes2020, and at any adjournment or postponement thereof, and to vote the number of shares of common stock of Quintana Energy Services Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting upon the matters specified herein and to vote in their discretion upon such other matters as may be properly brought before the Annual Meeting, revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side